UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 15, 2020
________________
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On June 15, 2020, Brickell Biotech, Inc. (the “Company”) issued a press release, which is furnished as Exhibit 99.1 to this report, announcing the results of a Phase 3 pivotal study for sofpironium bromide conducted by Kaken Pharmaceutical Co., Ltd. (“Kaken”).
The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 8.01. Other Events.
On June 12, 2020, Kaken, the Company’s development partner in Japan, presented the positive results of its Phase 3 pivotal study for sofpironium bromide at the Late-Breaking Research Program during the American Academy of Dermatology (AAD) Virtual Meeting Experience.
The Phase 3 pivotal study evaluated a total of 281 Japanese subjects at 22 sites. Subjects were randomized 1:1 to apply sofpironium bromide gel, 5% (“SB”) or vehicle gel (placebo) once daily to the axillae for 42 days. All subjects had Hyperhidrosis Disease Severity Scale (“HDSS”) scores ≥ 3, Hyperhidrosis Disease Severity Measure-Axillary (“HDSM-Ax”) scores ≥ 2 and ≥ 50 mg/5 min gravimetric sweat production (“GSP”) in each axilla at baseline.
All primary, secondary and exploratory efficacy endpoints were met and demonstrated statistically significant differences between sofpironium bromide and vehicle, with safety and tolerability, as follows:
Primary Endpoint:

•Proportion of subjects whose HDSS was improved to a score of 1 or 2 at the end of treatment (“EOT”) and > 50% reduction in GSP at EOT was 53.9% (SB) versus 36.4% (vehicle); p-value = 0.003

Key Secondary Endpoints:

•Proportion of subjects whose HDSS was improved to a score of 1 or 2 at the EOT was 60.3% (SB) versus 47.9% (vehicle); p=0.036

•Change in the total GSP mean value for both axillae from baseline to EOT was -157.6 mg (SB) versus -127.6 mg (vehicle); p=0.0151

•Change in the HDSM-Ax-11 score from baseline to EOT was -1.41 (SB) versus -0.93 (vehicle); p=0.001

•Proportion of subjects with ≥50% reduction in the rate of GSP from baseline to EOT was 77.3% (SB) versus 66.4% (vehicle); p=0.042

Exploratory Endpoint:

•Proportion of subjects with ≥2 point reduction in HDSM-Ax-7 score from baseline to EOT was 27.0% (SB) versus 11.4% (vehicle); p=.00101

Safety and Tolerability:

•Common adverse events (incidence ≥5%) in SB group were nasopharyngitis (14.2%), dermatitis at the application site (8.5%), and erythema at the application site (5.7%). The severity of adverse events was predominantly mild.

•2.8% of SB-treated subjects experienced any anticholinergic-class side effects; dry mouth (1.4%), constipation (0.7%) and mydriasis (0.7%).

1 Co-primary efficacy endpoints required by the U.S. Food and Drug Administration for the Company’s prospective U.S. Phase 3 pivotal trials of sofpironium bromide gel, 15%. While the Kaken Phase 3 pivotal study met each of its efficacy endpoints, no inference should be drawn with respect to the efficacy outcomes of the Company’s prospective U.S. Phase 3 pivotal studies due to differences in the design, patient population and product utilized in the studies.

•No serious adverse events related to SB were reported in the study.

Earlier this year, Kaken announced submission of a new drug application for approval in Japan of manufacturing and marketing of sofpironium bromide gel for primary axillary hyperhidrosis based on these data. In addition to Japan, Kaken has rights to develop and commercialize sofpironium bromide in Korea, China and certain other Asian countries. Under the sublicense agreement with Kaken, the Company is due royalties and sales-based milestone payments under certain events, which events may not occur.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued by Brickell Biotech, Inc. on June 15, 2020
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2020	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer